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                                                                   Exhibit 10.44
                                     LEASE
                            Real Property Act, 1900


                        Office of State Revenue use only





(A)      PROPERTY LEASED
         Show more than 20 References to Title
         If appropriate, specify the share transferred

         FOLIO IDENTIFIER 1/580-401
         PART being the Second Floor
         of the building known as
         1 Transvaal Avenue, Double Bay

(B)      LODGED BY         LTO BOX           Name, Address or DX and Telephone

                           48T               CITYLINK
                                             for
                                             PRENTICE JARVIN

                                             REFERENCE: (max 15 characters)
                                             PJ\Capital

(C)      LESSOR            CAPITAL CREDIT COMPANY PTY.
                           LIMITED (ACN 000 574 407) and WINMOR
                           PTY. LIMITED (ACN 000 734 912)

(D) The Lessor leases the property described above subject to the following ENCUMBRANCES

         1. Q696636       2. T756183       3. Y916051        4. _________


(E)      LESSEE            BRILLIANT INTERACTIVE IDEAS PTY LTD (ACN 061
                           288 668) Level 53, MLC Centre, Martin Place, Sydney
                           [omitted]

(F)      1.  TERM:  Two (2) years

         2.  COMMENCING DATE:  12 January 1998

         3.  TERMINATING DATE:  11 January 2000

         4. With an OPTION TO RENEW for a period of two (2) years set out in Clause 18
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         5.  [omitted]

         6.  [omitted]

         7.  Incorporates the provisions set out in ANNEXURE "A" hereto

         8.  [omitted]

INSTRUCTIONS FOR FILLING OUT THIS FORM ARE AVAILABLE FROM THE LAND TITLES OFFICE

                                                    CHECKED BY (office use only)

(G)      [omitted]

(H) I solemnly and sincerely declare that the time for the exercise of the Option to Renew/Purchase in expired Lease No ______________________ has ended and the Lessee under that Lease has not exercised the option. I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act, 1900.
         Made and subscribed at
         __________________the State of ___________________ on _______________
         19__ in the presence of:


         ______________________________________
                  Signature of Witness


         ______________________________________
             Name of Witness (BLOCK LETTERS)


         ______________________________________    _____________________________
                  Address of Witness                    Signature of Lessor
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THIS REFERENCE SCHEDULE AND THE FOLLOWING 33 PAGES COMPRISE ANNEXURE "A" TO THE
LEASE MADE BETWEEN CAPITAL CREDIT COMPANY PTY. LIMITED AND WINMOR PTY. LIMITED (LESSOR) AND BRILLIANT INTERACTIVE IDEAS PTY. LIMITED (LESSEE)

                               REFERENCE SCHEDULE

ITEM 1                     THE LAND
(Clause 2.1.11)            Lot 1 in Deposited Plan 580401

ITEM 2                     THE LESSOR
                           CAPITAL CREDIT COMPANY PTY. LIMITED (ACN 000 574 407) and WINMOR PTY. LIMITED (ACN 000 734 912) both of
                           1 Transvaal Avenue, Double Bay

ITEM 3                     THE LESSEE
                           BRILLIANT INTERACTIVE IDEAS PTY LTD (ACN 061 288 668) of Level 53, MLC Centre, Martin Place, Sydney

ITEM 4                     THE GUARANTOR
(Clause 17)                Nil

ITEM 5                     THE PREMISES
(Clause 2.1.20)            The whole of the Second Floor of the building known
                           as 1 Transvaal Avenue, Double Bay

ITEM 6                     PERMITTED USE
(Clause 5.1)               Commercial offices

ITEM 7                     SPECIFIED MINIMUM HOURS FOR TRADING
(Clause 5.8)               Monday to Friday - 9.00 am to 5.00 pm

ITEM 8                     INSURANCES
(Clause 8.1)               Public Risk - $5 million

ITEM 9                     THE TERM
(Clause 3.1)               Date of Commencement - 12 January 1998
                           Date of Termination - 11 January 2000
                           Term - Two (2) years

ITEM 10                    ANNUAL RENT
(Clause 15.1)              Ninety Thousand Dollars ($90,000.00)

ITEM 11                    CONSUMER PRICE INDEX ADJUSTMENT DATES
(Clause 15.1.2)            Nil
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ITEM 12                    FIXED INCREASE ADJUSTMENT DATES
(Clause 15.1.5)            12 January 1999 - Ninety Four Thousand Dollars
                           ($94,000.00)

ITEM 13                    SECURITY DEPOSIT
(Clause 16)                Bank Guarantee for $22,500.00

ITEM 14                    TERM OF RENEWED LEASE
(Clause 18.1)              Two (2) years

ITEM 15                    CPI ADJUSTMENT DATES FOR RENEWED TERM
(Clause 18.3.4)            12 January 2001
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PART 1 - EXCLUSION OF STATUTORY PROVISIONS

1.1 The covenants, powers and provisions implied in leases by virtue of Sections 84, 84A, 85 and 86 of the Conveyancing Act, 1919 as amended are hereby expressly negatived.

1.2 The Lessor and the Lessee agree that the provisions of the Retail Leases Act, 1994 do not apply to this Lease.

1.3 The employment in this Lease of words in any of the forms of words contained in the first column of Part II of Schedule IV to the Conveyancing Act, 1919 shall not imply any covenant under Section 86 of that Act.

1.4 To the extent permitted by law the application to this Lease of any moratorium or other Act whether State or Federal having the effect of extending the term, reducing or postponing the payment of rent, or otherwise affecting the operation of the terms of this Lease is excluded and negatived.

PART 2 - DEFINITIONS AND INTERPRETATION

DEFINITIONS

2.1 For all purposes of this Lease, except to the extent that such interpretation shall be excluded by or be repugnant to the context:

2.1.1 "ACCOUNTANT" means an accountant nominated by the Lessor from time to time.

2.1.2 "AUTHORITY" includes any government, semi or local government, statutory or other authority or body.

2.1.3 "BOMA" means the Building Owners & Managers Association of Australia Limited (New South Wales Division).

2.1.4 "BUILDING" means the building or buildings erected on the Land including any part thereof together with any modifications, extensions or alterations thereto from time to time and together with the fixtures, fittings, furnishings, plant, machinery and equipment of the Lessor therein from time to time and including the Common Areas.

2.1.5 "COMMON AREAS" means any parts of the Land or the Building not intended to be demised or licensed to any person and designed or intended for use by the tenants or other occupiers of the Land and their respective employees invitees and licensees in common with each other.

2.1.6 "CORPORATIONS LEGISLATION" means the legislation regulating corporations in the State in which the Land is situate.
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2.1.7  "DATE OF COMMENCEMENT" means the date of commencement of this Lease as set out in Item 9 of the Reference Schedule.

2.1.8 "DATE OF TERMINATION" means the date of termination as set out in Item 9 of the Reference Schedule.

2.1.9 "GUARANTOR" means the person(s) described in Item 4 of the Reference Schedule and in the case one natural person is named as Guarantor, that person, his executors and administrators and in the case one corporation is named as Guarantor, that corporation and its successors and where there are two or more Guarantors named, those Guarantors jointly and severally and each and every or any of them and the executors and administrators and the successors of each and every and any of them.

2.1.10 "INDEX" in relation to a quarter means the Consumer Price Index All Groups (Sydney) published by the Australian Statistician or the Australian Bureau of Statistics in respect of that quarter.

2.1.11 "LAND" means the land described in Item 1 of the Reference Schedule and includes any additional land which the Lessor owns develops controls or uses in conjunction with the Land and upon which additional land the Lessor erects improvements which it manages and operates as a commercial office building, parking area or other commercial and recreational uses in conjunction with the improvements from time to time existing on the Land.

2.1.12 "LAWS" means the requirements of all statutes, rules, regulations, proclamations, ordinances or by-laws present or future,

2.1.13 "LESSEE" means and includes: -

       (a) in the case of a company the Lessee its successors and permitted assigns.

       (b) in the case of a person his executors administrators and permitted assigns,

       (c) where there are two or more Lessees, those Lessees jointly and severally and each and every or any of them and the successors and permitted assigns or the executors administrators and permitted assigns (as the case may be) of each and every and any of them.

2.1.14 "LESSEE'S BUSINESS" means the permitted use of the Premises set out in
       Item 6 of the Reference Schedule.

2.1.15 "LESSEE'S EMPLOYEES AND AGENTS" means each and every of the Lessee's employees agents contractors invitees sublessees licensees and concessionaires or others who may at any time be in or upon the Premises or the Land with the consent of the Lessee (express or implied).
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2.1.16 "LESSOR" means and includes the Lessor and its successors and assigns.

2.1.17 "LESSOR'S FIXTURES AND FITTINGS" shall include (but shall not be limited to) all the Lessor's plant and equipment mechanical or otherwise, fixtures, furniture, furnishings of whatsoever nature in or upon the Premises or any parts thereof from time to time including the existing partitions, workstations, safe and one compactus.

2.1.18 "MANAGING AGENT" means any agent appointed from time to time by the Lessor relating to the management of the Premises.

2.1.19 "MONTH" means calendar month.

2.1.20 "PREMISES" means that part of the Land hereby demised as described in
       Item 5 of the Reference Schedule and includes the Lessor's fixtures and fittings.

2.1.21 "PROPERTY" means any legal or equitable estate or interest (whether present or future and whether vested or contingent) in real or personal property of any description and includes things in action.

2.1.22 "REFERENCE SCHEDULE" means the Reference Schedule to this Lease.

2.1.23 "REQUIREMENTS" means any requirements notices orders or directions received from or given by any statutory, public or other competent authority of whatsoever nature including without prejudice to the generality of the foregoing any governmental semi-governmental city municipal health licensing or civic authority.

2.1.24 "RULES" means the Rules promulgated by the Lessor pursuant to Clause 10.6 hereof, as from time to time varied as herein provided.

2.1.25 "THE TERM" or "THE TERM OF THIS LEASE" means the term as set out in Item 9 of the Reference Schedule.

2.1.26 "THIS LEASE" or "THE LEASE" means and includes all schedules, appendices, annexures to this Lease and the Rules (as herein defined) from time to time current.

INTERPRETATION

2.2 PLURALS - Words importing the singular number include the plural and vice versa.

2.3 GENDER - Words importing any particular gender include all genders. The word "person" includes a corporation and vice versa.

2.4 TENANTS SEVERALLY BOUND - Any covenant or agreement on the part of two or more lessees shall bind such parties jointly and each of them their successors and assigns severally.
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                                                                               4


2.5 STATUTES AND REGULATIONS - Any reference in this Lease to any Act, Statute, Regulation, Ordinance or By-Law is except in so far as the contrary intention appears: -

2.5.1 a reference to that Act, Statute, Regulation, Ordinance or By-Law as originally enacted and as amended from time to time.

2.5.2 where that Act, Statute, Regulation, Ordinance or By-Law has been repealed or re-enacted, with or without modification, the reference shall be construed as including a reference to the re-enacted Act, Statute, Regulation, Ordinance or By-Law as originally enacted and as amended from time to time, and, where in connection with that reference, particular provisions of the repealed Act, Statute, Regulation, Ordinance or By-Law are referred to, being provisions to which provisions of the re-enacted Act, Statute, Regulation, Ordinance or By-Law correspond, the reference to those particular provisions shall be construed as including a reference to those corresponding provisions.

2.6 COVENANTS - Every obligation undertaken by any of the parties hereto shall, notwithstanding the wording thereof, be deemed to be and be construed as a covenant by the party undertaking such obligation, and shall unless the context otherwise requires be construed as continuing throughout the term hereof or any holding over period and thereafter so far as the same remain to be observed or performed.

2.7 SEVERABILITY - If any provision of this Lease is found by a Court to be illegal invalid or unenforceable that provision may at the option of the Lessor be read down to the extent necessary to ensure that it is not illegal invalid or unenforceable to give it a valid operation of a partial character. In the event that any provision cannot be so read down the provision shall be deemed to be void and severable and the remaining provisions of this Lease shall not be affected or impaired.

2.8 WHOLE AGREEMENT - The Lessor and the Lessee agree that the terms contained in this Lease cover and comprise the whole of the agreement between the Lessor and the Lessee and declare that no further terms whether in respect of the Premises or otherwise shall be implied or arise between the Lessor and the Lessee by way of collateral or other agreement made by or on behalf of the Lessor or the Lessee on or prior to the execution of the Lease and any implication or collateral or other agreement is negatived.

2.9 HEADINGS - Marginal notes, headings and the Index to this Lease have been inserted for guidance only and shall not form part of the context and shall not limit or govern the construction of this Lease.

2.10 BODIES AND AUTHORITIES - Where a reference is made to any body or authority such reference shall, if the body or authority has ceased to exist, be deemed a reference to the body or authority as then serves substantially the same objects as that body or authority and any reference to the President of such body or authority shall in the absence of a President
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                                                                               5


       be read as a reference to the senior officer for the time being of the body or authority or such other person fulfilling the duties of President.

2.11   RECKONING OF TIME -

2.11.1 Where in this Lease a period of time dating from a given day, act or event is specified or allowed for any purpose, unless the contrary intention appears the time shall be reckoned exclusively of that day or of the day of the act or event.

2.11.2 Where the last day of a period specified or allowed by this Lease for the doing of anything falls on a Saturday or a Sunday or on a day that is a public holiday or a bank holiday in the place where the thing is to be done, the thing may be done on the first day following that is not a Saturday, Sunday or public or bank holiday.

PART 3 - TERM

TERM OF LEASE

3.1 Subject to the provisions of this Lease the term of this Lease shall commence on the Date of Commencement and shall expire on the Date of Termination.

MONTHLY TENANCY

3.2 If the Lessee continues to occupy the Premises with the permission of the Lessor after the Date of Termination (other than under a further lease) the Lessee shall do so as a monthly tenant only at a monthly rental payable monthly in advance without any deduction or right of set-off whatever, being an amount equal to one-twelfth of the sum of the following amounts calculated at the Date of Termination of this Lease: -

3.2.1  the amount of the Annual Rent payable under this Lease; and

3.2.2 any other moneys payable by the Lessee m the Lessor pursuant to this Lease

AND the first rental payment shall be made on the day following the Date of Termination.

The monthly tenancy so created shall be determinable at any time by either party by one (1) month's notice in writing given to expire on any day but otherwise the tenancy shall continue on the same terms and conditions (so far as are applicable to a monthly tenancy) as are contained in this Lease, provided that if the Lessee shall be in default in the performance of its obligations then such tenancy may be determined by written notice to the Lessee expiring at any time after the expiration of seventy-two (72) hours after the date of such notice.

PART 4 - DELETED
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                                                                               6


PART 5 - USE OF PREMISES AND BUILDING

PERMITTED USE

5.1 The Lessee shall not without the prior written consent of the Lessor (which consent may be withheld at the absolute discretion of the Lessor) carry on or permit or suffer any other person to carry on in or from the Premises any business or purpose except the Lessee's business set out in Item 6 of the Reference Schedule and without limiting the generality of the foregoing the Lessee shall:-

MAINTAIN CAPACITY OF BUSINESS

5.1.1 At all times as required by this Lease operate and conduct its business for the purpose set out in Item 6 of the Reference Schedule in a proper orderly and businesslike manner including the proper staffing and stocking of the Premises;

NON RESIDENCE

5.1.2  Not use the Premises for the purposes of a residence;

RODENTS AND VERMIN

5.1.3 At its own cost keep the Premises free and clear of pests insects and vermin;

ANNOYING OR INJURIOUS CONDUCT

5.1.4 Not at any time during the continuance of this Lease (notwithstanding anything to the contrary herein or any consent or permission granted hereunder) do or permit any other person to do in or about the Premises any noxious noisy or offensive thing and without limiting the generality of this clause shall not use:-

       (a) any medium which may be heard or experienced outside the Premises such as loudspeakers, video equipment, photographs, television or radio broadcasts or the like; or

       (b) any flashing lights or signs (other than those approved by the Lessor) which in the opinion of the Lessor would create an audible or visual nuisance as the case may be;

AUCTION SALE

5.1.5 Not hold or allow to be held any auction bankrupt or fire sale on the Premises;
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                                                                               7


ARTIFICIAL METHODS OF HEATING

5.1.6 Not use or permit to be used without the Lessor's approval in writing any methods of heating, cooling or lighting the Premises other than those facilities provided in the Premises by the Lessor;

ALTERATIONS OR ADDITIONS TO SERVICES

5.1.7 Not make any connections alterations or additions to any gas or electrical system or modify the wiring or install electric fittings equipment machines or fixtures nor interfere with any drains, water supply or other services until a drawing or other specification of the proposed work, class of material to be used and the name of the contractor to be employed have been first submitted to and approved of by the Lessor in writing;

MAINTAIN LICENCES

5.1.8 Maintain and renew from time to time all licences, permits, consents and registrations required for the carrying on of the Lessee's business in the Premises.

NO EXCLUSIVE USE

5.2 The right to conduct a business of the kind referred to in Item 6 of the Reference Schedule is not exclusive to the Lessee and the Lessor may permit other persons to conduct in or from the Building such businesses as it thinks fit notwithstanding that any such business is similar in whole or in part to the business permitted to be conducted in the Premises.

NO WARRANTY AS TO USE

5.3 Notwithstanding anything expressly or impliedly to the contrary the Lessor gives no warranty as to the use to which the Premises may be put and the Lessee shall satisfy itself thereon and shall be deemed to have accepted this Lease with full knowledge of and subject to any prohibitions or restrictions on the use thereof under or in pursuance of any Law or Requirement. Should the Lessee's business be permissible only with the consent or approval of any Authority under or in pursuance of any such Law or Requirement the Lessee shall obtain such consent or approval at his own expense and the Lessee shall not by any act or omission cause such permitted use to lapse or the consent to such use to be revoked.

COMPLY WITH REQUIREMENTS OF AUTHORITIES, ETC.

5.4 The Lessee shall at all times comply with and observe at the Lessee's own expense all Laws and Requirements in relation to or affecting: -

(a) the Premises or any fittings or fixtures installed by the Lessee therein; and/or
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                                                                               8


(b) the use or occupation of the Premises from time to time including such as arise as a result of the sex or number of persons in the Premises from time to time whether or not any such Laws or Requirements are addressed to or required to be effected by the Lessor and/or the Lessee and/or any other person PROVIDED THAT the Lessee before observing and/or complying with any such Laws or Requirements shall obtain the prior written consent of the Lessor and otherwise observe the provisions herein PROVIDED FURTHER THAT (without prejudice to any of the Lessor's other rights or remedies in respect of such non-compliance or non-observance) the Lessor may (but without being under any obligation to do so) at the Lessee's expense and otherwise in accordance with its rights hereunder elect to comply with and observe any such Laws or Requirements or any part or parts thereof and may elect as aforesaid to have the balance performed and observed by the Lessee AND PROVIDED FURTHER THAT the Lessee shall not be liable for structural alterations or additions except those caused by or arising from the nature of the Lessee's business or the number or sex of the Lessee's employees.

FAILURE BY LESSEE TO COMPLY

5.5 If the Lessee shall fail to comply with or observe each and every or such part or parts of any such Laws or Requirements as the Lessor elects to have the Lessee perform and observe (as the case may be) or where the Lessor shall elect to observe any such Laws or Requirements or any part or parts thereof (which the Lessee was otherwise responsible for performing), the Lessor may exercise and use any or all of the rights, powers and privileges given hereunder for inter alia the purpose of complying with or observing each and every of any such Laws or Requirements. The Lessee covenants with the Lessor that all reasonable costs and expenses of whatsoever nature suffered or incurred by the Lessor in performing and observing any such Laws or Requirements shall upon demand forthwith be paid by the Lessee to the Lessor as if such monies were rent in arrears.

OVERLOADING - FLOORS AND ELECTRICAL CIRCUITS

OVERLOADING OF FLOOR

5.6.1 The Lessee shall observe the maximum floor loading weights for which the Premises were designed and shall not permit the floors of the Premises to be broken strained or damaged by overloading in any manner howsoever. In particular the Lessee shall not install any safes or other heavy equipment except in such positions and subject to such conditions as the Lessor may in writing approve.

OVERLOADING OF ELECTRICAL CIRCUITS

5.6.2  The Lessee shall not install any electrical equipment in the Premises that overloads the electrical services to the Premises. If the Lessor at the request of the Lessee upgrades the electrical services to accommodate the equipment which the Lessee desires to install the Lessee shall pay to the Lessor upon demand the entire cost to the Lessor of such alterations
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                                                                               9

       (inclusive of consultants' fees) provided always that the Lessor may require the Lessee to deposit with the Lessor the estimated cost thereof before any such alterations are commenced.

SECURING OF THE PREMISES

5.7 The Lessee shall cause all exterior doors and windows in the Premises to be securely locked and fastened at all times when the Premises are not occupied and authorizes the Lessor or any agent or employee of the Lessor to enter the Premises whenever necessary for the purpose of locking any such door window left unlocked or unfastened.

TRADING HOURS - MANDATORY

5.8 The Lessee shall cause the Premises to remain open for business between the hours and on such days as are referred to in Item 7 of the Reference Schedule subject to such temporary closures AS are usual in the Lessee's business and do not affect the Lessor or other tenants of the Building.

TRADING HOURS - VOLUNTARY

5.9 The Lessee may in addition keep the Premises open for business and conduct its business in the Premises during any days and hours not referred to in Clause 5.8 subject only to Clause 5.10.

TRADING HOURS - PROHIBITED

5.10 The Lessee shall not, nor shall it be obliged to, keep the Premises open for business or conduct its business in the Premises at any time prohibited by or unenforceable as a result of any law.

CLEANING OF PREMISES AND REMOVAL OF REFUSE

5.11   The Lessee shall:-

CLEANING OF PREMISES

5.11.1 keep the Premises (and the Common Area adjacent to the Premises which is used exclusively by the occupier of the Premises) in a thorough state of cleanliness and shall not allow any accumulation of useless property or rubbish therein and shall at its own expense cause the Premises and the exterior surfaces of windows and partitions to be kept clean at all times during which the Premises are open for business; and
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                                                                              10


REMOVAL OF REFUSE

5.11.2 at the Lessee's own cost and expense cause all packing materials cartons and other waste materials which are not removed by the local authority to be removed periodically so that they do not become visible from the Common Areas and in this regard the Lessee will comply with the directions of the Lessor from time to time.

ILLUMINATION OF PREMISES AND SIGNS

5.12   is deleted

ERECTION OF SIGNS

5.13 The Lessee shall not paint erect affix or place or permit to be painted erected affixed or placed any signs notices or advertisements to any part of the exterior of the Premises and/or affix any blinds or awnings to the outside of the Premises or any blinds to the interior of the windows display windows or doors thereof or affix any fittings to the floors walls or ceilings of the Premises without the consent in writing of the Lessor which consent may be granted or refused subject to conditions in the absolute discretion of the Lessor. The Lessee shall pay the cost of any application or licence fee in relation thereto to any appropriate Authority.

HOLING OF WALLS

5.14 The Lessee shall not suffer or permit any person to cut make holes or mark deface drill or damage any of the floors walls ceilings or other parts of the Premises except so far as may be reasonably necessary for the installation of computer network cables the erection of approved cables signs blinds awnings or fittings as aforesaid and on the removal of any such signs blinds awnings or fittings the Lessee shall reinstate repair and make good any damage caused in or about the erection or removal thereof.

AIR-CONDITIONING AND FIRE ALARM EQUIPMENT

5.15 Where any air-conditioning plant or fire alarm equipment is installed in or about the Premises being the property of the Lessor, the Lessee shall not in any way interfere with such plant or equipment and shall not in any manner whatsoever obstruct or hinder access thereto.

USE OF APPURTENANCES

5.16 The Lessee shall not use or permit persons under its control to use the appurtenances contained in or about the Premises for any purpose other than those for which the same were constructed and shall not place or permit any person under its control to place in the toilets urinals drains basins or sinks any substances which they were not designed to receive.
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                                                                              11


FIRE DRILLS & EVACUATION PROCEDURES

5.17 The Lessor and persons under its control shall have the right to require the Lessee to perform from time to time fire drills and observe all necessary and proper emergency evacuation procedures and procedures in the event of protests demonstrations and other disruptive procedures and the Lessee and persons under its control shall co-operate with the Lessor in performing such drills and procedures PROVIDED THAT in requiring the Lessee and persons under its control to carry out such drills and procedures the Lessor shall use its best endeavors to minimise any disturbance thereby caused to the Lessee in its occupation and use of the Premises but without compensation by the Lessor for any loss damage or injury caused or sustained by the Lessee, the Lessee's employees or the Premises or business as a result of such participation.

LESSEE TO PAY CHARGES LEVIED ON PREMISES

5.18 The Lessee shall pay all charges and assessments separately charged to the Premises, including charges for electricity gas oil and water separately metered and consumed in or on the Premises and shall also pay all charges in respect of any telephone services connected to the Premises and all other charges and impositions imposed by any public utility or authority for the supply of any service separately supplied to the Premises.

NOTICE TO LESSOR

5.19 The Lessee shall give to the Lessor prompt notice in writing of any accident to or defect or want of repair in any part of the Premises including any services to or fittings at the Premises and of any circumstances likely to be or cause any danger risk or hazard to the Premises or to the Building or to any person therein.

PART 6 - MAINTENANCE, REPAIR AND ALTERATIONS TO PREMISES

OBLIGATION TO MAINTAIN

6.1 The Lessee will when where and so often as need shall be maintain repair and keep the Premises in good and substantial repair (which expression shall include repapering and/or repainting as the case may be) working order and condition fair wear and tear and damage by fire flood lightning storm tempest Act of God and war damage only excepted PROVIDED HOWEVER that nothing herein contained shall impose any obligation upon the Lessee to do any work of a structural nature except such as may be occasioned by the act neglect or default of the Lessee and/or the Lessee's employees and agents or by the Lessee's use or occupancy of the Premises and/or the use or occupancy of the Premises by the Lessee's employees and agents and without affecting the generality of the foregoing shall at the Lessee's expense:-

MAINTAIN LESSEE'S FITTINGS

6.1.1 keep and maintain clean and in good order repair and condition all fittings plant furnishings and equipment of the Lessee including any signs painted erected or affixed to the exterior of the Premises;

BREAKAGE TO COMMON AREA

6.1.2 from time to time make good any breakage defect or damage to the Common Area or to any adjoining premises or any facility or appurtenance thereof occasioned by want of care misuse or abuse on the part of the Lessee or the Lessee's employees or otherwise occasioned by any breach or default of the Lessee hereunder or under any Rules or Regulations made pursuant hereto;

REPLACE BROKEN GLASS

6.1.3 from time to time immediately repair and replace all plate glass windows with glass of the same or similar quality and all damaged or broken or faulty (including those reasonably suspected by the Lessor to be faulty or required by the Lessor to be replaced in accordance with the Lessor's cyclical program for replacements) heating lighting electrical equipment (including light globes and fluorescent tubes) installed upon the Premises;

MAINTAIN LIGHTING EQUIPMENT

6.1.4 maintain in full working order and keep safe all lighting equipment and illuminated signs in or attached to the Premises.

ALTERATIONS TO THE PREMISES

6.2 The Lessee will not without the previous consent in writing of the Lessor (which consent may be withheld by the Lessor in its absolute discretion) make any alteration or addition in or to the Premises or any part thereof and shall in the course of such alterations or additions made with the consent of the Lessor observe and comply with requirements of the Lessor and any public authorities.

INSPECTION BY LESSOR

6.3 The Lessor and its agents may at all reasonable times upon giving to the Lessee reasonable notice (except in case of emergency when no notice shall be required) enter upon the Premises and view the state of repair thereof and may serve upon the Lessee a notice in writing of any defect for the repair of which the Lessee may be responsible requiring the Lessee within a reasonable time to repair the same and in default of the Lessee so doing it shall be lawful for the Lessor from time to time to execute the required repairs as if it were the Lessee and for that purpose the Lessor its architects contractors workmen and agents may enter upon the whole or any part of the

Premises and there remain for the purpose of doing erecting or effecting any such work AND any expenses and costs of carrying out such work shall forthwith be payable by the Lessee to the Lessor without any deduction or right of set-off on demand and until payment thereof by the Lessee any such amounts shall for the purposes of this Lease be deemed to be rent overdue.

REPAIR BY LESSOR BY REQUIREMENT OF AUTHORITY OR OTHERWISE

6.4 If at any time during the term any Authority having jurisdiction or authority over or in respect of the Building, the Premises or the user thereof requests requires notifies or orders any structural alterations additions conversions improvements or other works to be made to the Building or the Premises which the Lessor elects to do or if the Lessor otherwise elects to carry out any repairs renovations maintenance or alterations thereto and for which the Lessee is not liable under its covenants herein contained the Lessor its architects contractors workmen servants and others and the servants and workmen of any of its contractors may enter into and on the Premises at all times for the purpose of making any such structural alterations additions conversions improvements or other works or any of them as aforesaid PROVIDED ALWAYS that in the exercise of any such power under this clause the Lessor shall cause no more inconvenience to the business of the Lessee than is reasonably necessary.

NOTICE OF DAMAGE

6.5 The Lessee shall advise the Lessor promptly in writing of any damage sustained to the Premises or any part thereof which is reasonably apparent or of damage to or defective operation of any of the appurtenances therein.

LESSEE TO PAINT

6.6 The Lessee shall as and when reasonably necessary and in addition within six months before the termination of this Lease, paint or paper those parts of the Premises previously painted or papered in a proper and workmanlike manner and to the satisfaction of the Lessor.

PART 7 - ASSIGNMENTS SUBLEASES AND MORTGAGES

SUBLEASES/MORTGAGES

7.1 The Lessee shall not without the written consent of the Lessor (which consent may be withheld at the Lessor's absolute discretion) sublet part with or share the possession of or grant any licence franchise or concession affecting or mortgage charge or otherwise deal with or dispose of the Premises or any part thereof or any estate or interest therein or by any act or deed procure the Premises or any part thereof or any estate or interest therein to be sublet unto shared with or put into possession of any person or persons or to be the subject of any licence or concession or to be mortgaged charged or otherwise dealt with or disposed of.

ASSIGNMENT

7.2 The Lessee shall not assign this Lease without first making a written request to the Lessor therefor and obtaining the prior consent in writing of the Lessor provided such consent shall not be unreasonably refused or withheld if:-

CAPACITY OF ASSIGNEE

7.2.1 The proposed assignee has financial resources which will enable such assignee to perform and discharge the obligations of the Lessee hereunder, including the obligation to pay rent and other monies reserved by this Lease, the onus of proving which shall be upon the Lessee;

LESSEE TO PAY COSTS

7.2.2 The Lessee pays or reimburses m the Lessor an amount equal to the proper and reasonable administrative and legal costs charges and expenses incurred by the Lessor of and incidental to the assignment including any enquiries which may be made by or on behalf of the Lessor as to the financial soundness or skills of any proposed assignee, the documentation relating thereto and any other matters concerning the proposed assignment;

NO UNREMEDIED BREACH

7.2.3 All rent and other monies due or payable by the Lessee to the Lessor as at the date of assignment shall have been paid by the Lessee and there shall not then be any existing unremedied breach of the terms covenants conditions and restrictions herein contained which has not been waived by the Lessor;

ASSIGNEE TO ENTER INTO COVENANT

7.2.4 The proposed assignee shall by deed covenant with the Lessor to observe and perform the terms covenants conditions and restrictions on the part of the Lessee hereunder whether expressed or implied positive or negative including the obligation to indemnify the Lessor as provided herein such deed to be prepared and stamped by the Lessor's solicitors and to be in such form as the Lessor's solicitors may reasonably require and shall if required by the Lessor's solicitors submit a stamped transfer of lease to the Lessor's solicitors and put the registration of such transfer in the hands of the Lessor's solicitors all such things to be at the cost and expense of the Lessee;

GUARANTEES ON ASSIGNMENT

7.2.5 Where the proposed assignee is a corporation (other than a corporation whose shares are listed on any member exchange of the Australian Stock Exchange Limited) the Lessor may as a condition of its consent to such assignment require that the covenants on the part of the proposed assignee be guaranteed by the directors and/or principal shareholders of such corporation or other appropriate person such guarantee to be prepared and stamped by the Lessor's solicitors at the cost of the Lessee;

CORPORATE OWNERSHIP

7.3 For the purpose of this Part where the Lessee is a corporation not being a company whose shares are listed on a member exchange of the Australian Stock Exchange Limited the following circumstances shall constitute or be deemed to constitute an assignment of this Lease: -

7.3.1 if at any time during the term hereof any corporation or any related corporation (as defined in the Corporations Legislation) or any person or any person and his relatives (as defined in the Income Tax Assessment Act 1936 as amended as at the Date of Commencement), as the case may be, not holding or holding between them as at the Date of Commencement, more than fifty percent of the issued capital or voting rights of the Lessee acquires or acquire between them so much of the issued capital or voting rights of the Lessee as when added to the issued capital or voting rights (if any) previously held by such corporation or related corporations or person or persons, as the case may be, represent in the aggregate more than fifty percent of the issued capital or voting rights of the Lessee; or

7.3.2  if at any time during the term hereof the changes referred, to in Clause
       7.3.1 occur in any holding company (as defined in the Corporations Legislation) of the Lease or in any holding company of any holding company of the Lessee and the provisions of Clause 7.2 shall apply to such deemed assignment, and if the Lessee has failed to obtain the Lessor's consent as provided then the Lessee shall be in default of the provisions of this Lease.

LEASING AND CHARGING LESSEE'S EQUIPMENT ETC.

7.4 The Lessee shall not mortgage charge lease or otherwise deal with any equipment, fixtures or fittings or anything else which requires the Lessor to sign a landlord's waiver or any like document without first obtaining the consent of the Lessor, which consent will not be unreasonably withheld where the Lessee is entering into a proper and bona fide mortgage charge or lease as a means of financing such equipment, fixtures or fittings, and provided that the Lessee uses the standard form of waiver prepared by the Lessor and pays the Lessor's reasonable costs (including legal costs where applicable) in relation thereto.

PART 8 - INSURANCES DISCLAIMERS INDEMNITIES AND RELEASES

PUBLIC RISK

8.1 The Lessee will at all times during the continuance of this Lease (including any extension or renewal hereof or holding over hereunder) in the joint names of the Lessor and the Lessee for their respective interests effect and keep current a public risk insurance policy bearing an endorsement whereby the indemnity under the policy is extended to include claims arising out of or in connection with this Lease such policy to be for an amount of not less than the amount specified in Item 8 of the Reference Schedule, or such other amount as the Lessor may notify the Lessee from time to time in respect of any single accident and with an insurance office or company approved by the Lessor.

PLATE GLASS

8.2 The Lessee will insure in the joint names of the Lessor and the Lessee for their respective interests and in such amount (not being less than the full insurable value) and against such risks as the Lessor may require all plate glass windows (and other glass referred to in Clause 6.1.3) forming part of or within the Premises. Without limiting the Lessee's obligations under Clause 6.1.3, the Lessee may apply to the Lessor in writing for its consent (which may be withheld at the Lessor's absolute discretion) to waive the Lessee's obligations to insure pursuant to the provisions of this Clause 8.2.

VITIATION OF INSURANCES

8.3 The Lessee will not without the consent in writing of the Lessor bring keep do or permit or suffer to be brought kept or done any thing act or matter to or upon the Premises which shall or may increase the rate of fire insurance on the Premises or the Building or on any property therein or vitiate or render void or voidable any insurance in respect thereof or (without prejudice to the generality of the foregoing) which may conflict with the laws or regulations relating to fires or any insurance policy in respect of the Premises or the Building or any property therein or the regulations or ordinances of any public authority or the provisions of any statute for the time being in force and in the event of the Lessor approving in writing of the proposal of the Lessee to increase the risk, the Lessee as and when required shall pay to the Lessor all extra premiums of insurance (including stamp duty) on the Premises or the Building and on any property therein (if any be required) on account of the extra risk.

INFLAMMABLE SUBSTANCES

8.4 Without prejudice to the generality of Clause 8.3 the Lessee will not other than in accordance with the permitted use of the Premises store chemicals inflammable liquids acetylene gas or volatile or explosive oils compounds or substances upon the Premises and will not use any of such substances or fluids in the Premises for any purpose.

APPROVED INSURERS

8.5 All policies of insurance liable or required to be effected by the Lessee pursuant to this Part 8 shall be taken out with an Insurance Office or Company approved by the Lessor and such approval shall not be unreasonably withheld.

EVIDENCE OF INSURANCE

8.6 The Lessee will in respect of any policy of insurance to be effected by the Lessee pursuant to this Part 8 as and when reasonably required by the Lessor produce to the Lessor the policy of insurance the receipt for the last premium and a certificate of currency.

LESSOR NOT A PARTNER

8.7 The Lessor does not in any way or for any purpose become a partner of the Lessee in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the Lessee. The provisions of this lease relating to the percentage rent of sales are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

INDEMNIFICATION OF LESSOR - DAMAGE TO PROPERTY

8.8 The Lessee will indemnify and keep indemnified the Lessor from and against all loss and damage to the Premises or the Building and all property therein caused by the acts omissions or negligence of the Lessee or any clerk servant workman licensee invitee employee agent client customer or visitor of the Lessee by reason of the negligent or careless use or misuse waste or abuse of water gas or electricity or faulty fittings and fixtures.

INDEMNIFICATION OF LESSOR - DAMAGE TO PERSON

8.9 The Lessee will indemnify and keep indemnified the Lessor from and against all damages costs charges expenses actions claims and demands which may be sustained or suffered or recovered or made against the Lessor by any person for any injury such person may sustain when using or entering or near any portion of the Building whether in the occupation of the Lessor or of the Lessee or of any other person where such injury arises or has arisen as a result of the negligence of or as a result of the creation of some dangerous thing or state of affairs by the Lessee or by any clerk servant workman employee or agent of the Lessee and whether the existence of such dangerous thing or dangerous state of affairs was or ought to have been known to the Lessor or not.

COMPLIANCE WITH REQUIREMENTS OR AUTHORITIES

8.10 The Lessee will comply with all Laws or Requirements of any Authority and of the Insurance Council of Australia and the proper requirements of any interested Insurer in relation to the relative position of the partitions proposed to be or erected by the Lessee within the Premises and the position for the time being of sprinklers and other fire prevention equipment and installations (including alarms) and the Lessee will pay the costs of any alterations to such sprinkler and fire prevention equipment and installations (including alarms) which are at any time required by reason of non-compliance by the Lessee with any such Laws or Requirements or which may result from a variation or amendment in such Laws or Requirements.

RELEASE

8.11 The Lessee acknowledges that if any merchandise property or effects which may be in the Premises during the continuance of this Lease shall be injured or destroyed by fire water or otherwise howsoever no part of the loss or damage occasioned thereby shall be borne by the Lessor whether the same shall occur by reason of any fault in the construction of the Building or the Lessor's fixtures and fittings or apparatus therein or by reason of the state of repair thereof or howsoever otherwise the same may be caused or arise except as a result of the negligence of the Lessor or any servant or agent of the Lessor and the Lessee shall indemnify and keep indemnified the Lessor against any liability for damage or loss to any other person or property whomsoever and howsoever caused by any act or negligence whatsoever on the part of the Lessee or on the part of any clerk servant workman licensee invitee employee agent client customer or visitor of the Lessee.

NON-LIABILITY OF LESSOR

8.12 The Lessee agrees that the Lessor shall not be responsible for and releases the Lessor from liability in respect of the loss of or damage to any property or effects of the Lessee or any other person from or in the Building howsoever occurring nor for any damage or injury to any person or property in the Building or in the streets lanes and other lands adjacent to or adjoining the Building.

NON-LIABILITY FOR FAILURE OF EQUIPMENT

8.13 The Lessee agrees that the Lessor shall not be responsible for and shall incur no liability in respect of any failure of any of the equipment or machinery for the time being in the Building (including without limiting the generality thereof any air-conditioning system, ventilation system, fire sprinkler system, escalator or lifts) or for the ineffectual operation thereof or for any of that equipment or machinery not working for any reason whatsoever or for any damage or loss occasioned or arising in consequence thereof to the Lessee or to any person claiming by through or under the Lessee. The Lessor shall use its best endeavors to ensure that such equipment and machinery is kept and maintained in good working order. The Lessee shall indemnify and keep indemnified the Lessor from and against all actions, claims, costs, damages, decrees, demands, expenses, judgments, losses, orders, proceedings, summons, suits and writs of any nature whatsoever arising out of or in consequence of any of the matters aforesaid.

BUILDING TO BE VACATED DUE TO EMERGENCY

8.14 It shall not be a breach of the Lessor's covenant for quiet enjoyment nor shall the Lessee have any claim on the Lessor for any rebate of rent or compensation if the Lessor in its absolute discretion shall cause the Premises or the Building or any part thereof to be vacated by announcement on the public address system or otherwise where it considers that a bomb or other explosive device may have been placed in or about the Building or that some other danger or emergency exists.

DAMAGE OR DESTRUCTION OF BUILDING/PREMISES

8.15 If the Building or the Premises or any pan thereof shall at any time be damaged or destroyed by any disabling cause so as to render the Premises or any part wholly or substantially unfit for the occupation and use of the Lessee or (having regard to the nature and location of the Premises and the normal means of access) wholly or substantially inaccessible then and so often as the same shall happen:-

8.15.1 Except where the damage or destruction aforesaid has been caused or contributed to or arises from any act or omission of the Lessee or the Lessee's employees and any policy or policies of insurance effected on the Building shall have been vitiated or payment of the policy moneys refused in consequence of some act or default of the Lessee or of the Lessee's employees:-

       (a) proportionate part of the Annual Rent according to the nature and extent of damage sustained shall abate and all other remedies for recovery of such proportionate part thereof falling due after such damage shall be suspended until the Premises have been restored or made fit for the occupation and use of the Lessee or accessible to the Lessee as the case may be provided that the obligation to pay percentage Rent as hereinafter provided shall remain;

       (b) this Lease may be determined by written notice by either the Lessor or the Lessee without liability attaching to either party by reason of such determination PROVIDED THAT the Lessee shall not be entitled to determine this Lease as hereinbefore provided if the Lessor within a period of two (2) months after the occurrence of the destruction or damage aforesaid shall have given written notice to the Lessee of its intention to reinstate the Building ("restoration notice") and make the Premises fit for occupation and use of the Lessee or accessible to the Lessee and if the Lessor shall thereafter with all reasonable expedition (and subject to all necessary approvals first being obtained) proceed to reinstate the Building and make the Premises fit for occupation and use of the Lessee or accessible to the Lessee as aforesaid;

       (c) if the Lessor gives a restoration notice to the Lessee and thereafter does not, within a reasonable time (having regard to the extent of the damage or destruction and the time expected to commence and carry out the necessary works), restore the Premises, or make them fit for the occupation and use of, or render them accessible to the Lessee, as the case may be, the Lessee may serve on the Lessor notice of intention to terminate this Lease, and unless the Lessor shall upon receipt of that notice proceed with reasonable expedition and diligence to restore the Premises, or make them fit for the occupation and use of, or render them accessible to the Lessee as the case may be, the Lessee may terminate this Lease by giving not less than one (1) month's notice in writing to the Lessor, and at the expiration of the last mentioned notice this Lease shall be at an end; and

       (d) if the Premises have not been restored or made fit for occupation within six (6) months after the occurrence of the destruction or damage aforesaid the Lessor or the Lessee may terminate this Lease by giving to the other not less than one month's notice in writing to the other and at the expiration of such notice this Lease shall be at an end.

8.15.2 If in the Lessor's opinion the damage to the Building or the Premises as aforesaid is such that it is impractical or undesirable to restore the Premises, or make them fit for the occupation and use of the Lessee or render them accessible to the Lessee as the case may be, the Lessor may terminate this Lease by giving not less than one (1) month's notice in writing to the Lessee and at the expiration of that notice this Lease shall be at an end.

8.15.3 No liability shall attach to the Lessor or the Lessee by reason of termination of this Lease pursuant to this Clause 8.15 but, except as aforesaid, any such termination shall be without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any covenant or provision of this Lease.

8.15.4 Any dispute arising under this Clause 8.15 shall be determined by a loss assessor being a member of the Insurance Council of Australia Ltd. appointed by the President for the time being of the said Council. The person so appointed shall be an assessor having substantial experience in assessing buildings of a similar type within the appropriate area in which the Building is located or other comparable area and shall in making his determination act as an expert and not as an arbitrator and his determination shall be final and binding on both parties. The cost of any such determination shall be borne by either or both of the parties hereto (and if by both of the parties in the proportion between them) as the person making the determination shall decide.

Nothing contained in this Clause 8.15 shall impose upon the Lessor any obligation to restore or reinstate the Building or the Premises.

PART 9 - LESSOR'S COVENANTS

QUIET ENJOYMENT

9.1 The Lessor warrants that the Lessee paying the rent hereby reserved and observing and performing the covenants conditions and restrictions on its part herein contained shall and may peaceably hold and enjoy the Premises during the term without any interruption by the Lessor or by any person rightfully claiming through under or in trust for it subject always to the rights powers remedies and reservations of the Lessor.

PAYMENT OF RATES AND TAXES

9.2 The Lessor shall conduct, manage and operate the Building and shall pay or cause to be paid as and when they fall due all rates, taxes and charges assessed against the Land which are not payable by any tenant or occupier of any part of the Building. The Lessee shall not be liable for any part of such rates, taxes and charges or any other outgoings of the Building except as provided elsewhere in this Lease.

SERVICES TO BE PROVIDED BY LESSOR

9.3 Without limiting the generality of Clause 8.13, the Lessor shall use reasonable endeavors to ensure the services of the Building are operational and functional during such times as the Lessee is required to be open for business pursuant to Clause 5.8 but should any of such services be inoperative or fail to function or should the Lessor by reason of the need to repair or maintain or replace such services or by reason of the operation of any Laws or Requirements issued by any Authority be compelled to shut off or remove any such service the Lessee shall not be entitled to terminate this Lease by that reason alone nor shall the Lessee have any right of action claim for compensation damages or claim for abatement of rent against the Lessor in that respect.

MAINTENANCE OF COMMON AREAS

9.4 Subject to the provisions of Clause 9.3 the Lessor shall keep and maintain in good order and repair and in a clean and tidy condition all Common Areas.

USE OF COMMON AREAS WITHIN THE BUILDING

9.5 Subject to the limitations and restrictions herein contained the Lessor agrees that the Lessee its employees and agents shall be entitled (in common with other persons authorised by the Lessor) to use the Common Areas within the Building for the purposes for which the Common Areas within the Building were designed or intended to be used.

9.6 The Lessor warrants that prior to the commencement of this Lease it obtained the consents of all mortgagees and debenture holders having an interest in the Land.

PART 10 - COMMON AREAS

OBSTRUCTION OF DRIVEWAYS

10.1 The Lessee shall not obstruct and shall do all such acts and things as may be reasonably necessary to prevent its employees service suppliers and others over whom it may have control from obstructing in any manner howsoever the entrances exits and driveways in from and within the Building.

OBSTRUCTION OF PASSAGEWAYS

10.2 The Lessee shall not obstruct or permit to be obstructed by its employees service suppliers and others over whom it may have control any part of the Common Areas (and in particular the vestibules entrances passageways driveways loading docks and stairways therein) by leaving or placing therein any article or thing or by any meeting of persons.

REVOCATION OF LICENCE TO ENTER

10.3 The Lessor may in the name of and as the agent of the Lessee give notice in writing to any person who purports to enter upon and make use of any part of the Land as an invitee of the Lessee and who does not observe the rules and regulations of the Lessor relating thereto or who is deemed not to be bona fide, revoking the licence of such person to enter upon any part of the Land.

INTERFERENCE WITH SERVICES

10.4 The Lessee shall not interfere with or permit any person under the control to interfere with the air-conditioning equipment fire equipment or any other services or appurtenances contained in or about the Common Areas.

DIRECTORY BOARDS

10.5 Any directory boards provided by the Lessor shall be under the sole control of the Lessor who may allot space therein for the names and descriptions of the tenants of the Building. The form of the Lessee's name and description and any change thereto shall be approved of by the Lessor and erected by the lessor at the expense of the Lessee.

RULES AND REGULATIONS

10.6 The Lessor may promulgate rules and regulations relating to the Building not inconsistent with or in derogation of the rights of the Lessee hereunder including but not limited to:-

10.6.1 the use safety care and cleanliness thereof;

10.6.2 the preservation of good order therein;

10.6.3 the comfort of persons lawfully using the same;

10.6.4 the location of garbage and refuse therein pending its removal;

10.6.5 the closure thereof or any part thereof outside of normal trading hours;

10.6.6 the external appearance of the Building.

Any such rules and regulations may from time to time be repealed amended or added to at the discretion of the Lessor and upon notice in writing thereof signed by the Lessor or its Managing

Agent being given to the Lessee shall be and become as binding upon the Lessee as if the same were expressly set forth herein as covenants on the part of the Lessee.

PART 11 - RESERVATIONS

ROOF

11.1 The Lessor reserves the sole and exclusive right to the use of the roof and external walls of the Premises including the right to erect and display advertising signs thereon.

ALTERATIONS OR ADDITIONS TO THE BUILDING

11.2 The Lessor expressly reserves the right from time to time to effect alterations or additions to the Building (other than the Premises) or to increase or reduce the area of Land or to sell transfer lease mortgage or otherwise deal with any of the Land PROVIDED ALWAYS THAT in so doing (except temporarily during the course of works) the means of ingress to and egress from the Premises from and to public streets shall be no less adequate than those prevailing at the Date of Commencement and provided further that in exercising any such rights the Lessor will endeavor to cause as little inconvenience to the Lessee as is practicable in the circumstances and will not unreasonably interfere with the conduct of the Lessee's business and the estate or interest of the Lessee under this Lease shall be subject to all such reservations.

VIEWING

11.3 The Lessor reserves the right and the Lessee shall permit at all reasonable times of the day prospective purchasers of the Land (and also prospective tenants of the Premises during the period of three months immediately preceding the date of expiry of this Lease) either bearing the written authority of or accompanied by the Lessor or its employees or agents to view the Premises.

LICENCES FOR USE OF COMMON AREAS

11.4 The Lessor reserves the right to grant to any person a licence to use any part of the Common Areas either exclusively or in common with others for such purposes for such periods and upon such terms and conditions as the Lessor in its discretion may think fit and may also at its discretion permit the installation of vending machines on the Common Areas, provided that in doing so the Lessor does not unreasonably interfere with the conduct of the Lessee's business.

GRANT OF EASEMENTS

11.5 The Lessor reserves the right for the purpose of providing public or private access to or egress from the Land or other land adjacent thereto (herein called "adjacent land") or the support of structures erected or to be erected on the Land or adjacent land or the provision of transportation or other services (including water drainage gas electricity telephonic and electronic communications) to the Land or to adjacent land to enter into any arrangements or agreements with any of the owners lessees tenants or occupiers of adjacent land or with any public or other authority and for such purposes may dedicate land for road or other purposes transfer grant or create easements in favour of such persons and/or authorities and upon such terms and conditions as the Lessor thinks fit provided always that the Lessor in exercising the rights reserved by this Clause shall not enter into any arrangement or agreement or dedicate land or grant or create any easement right or privilege in favour of any person other than the Lessee which shall materially derogate from the enjoyment of the rights conferred on the Lessee by this Lease.

HEAD LEASE OR OTHER INTERESTS

11.6 The Lessee shall at all times during the term hereof permit any person having any estate or interest in the Premises superior to or concurrent with the Lessor to exercise the Lessor's or such other person's powers to enter and view the Premises and to carry out repairs renovations maintenance and other work thereon and otherwise to exercise or perform their lawful rights or obligations in regard thereto.

BENEFIT OF LESSEE'S COVENANTS

11.7 In the event of a person other than the Lessor becoming entitled to receive the rents hereby reserved either by operation of law or otherwise such person shall have the benefit of all covenants and agreements on the part of the Lessee hereunder and the Lessee at the cost of the Lessor shall enter into such covenants with such other person in this regard as the Lessor may reasonably require.

MANAGING AGENT

11.8 The Lessor may from time to time appoint a Managing Agent to manage the Building and/or Premises and any Managing Agent so appointed shall represent the Lessor in all matters relating to this Lease except insofar as the Lessor shall otherwise in writing direct and provided always that any communication from the Lessor shall to the extent of any inconsistency supersede any communication from the Managing Agent.

RESUMPTION OF LAND

11.9 Notwithstanding anything herein contained the Lessee hereby acknowledges to the Lessor that if the whole or any part of the Land shall be resumed during the term of this Lease the Lessor shall be at liberty by notice in writing to the Lessee to terminate this Lease without any claim or right against the Lessor on the part of the Lessee for damages or loss by reason of such termination but without prejudice to the remedies and rights of either the Lessor or Lessee for any antecedent breach of covenant.

PART 12 - DEFAULT, TERMINATION, ETC

DEFAULT

12.1   In case:-

RENT IN ARREARS

12.1.1 the rent(s) hereby reserved or any part(s) thereof shall be in arrears and unpaid for the space of fourteen (14) days next after any of the days appointed for payment thereof as aforesaid (whether demanded or not);

FAILURE TO PAY MONEYS

12.1.2 any moneys payable by the Lessee to the Lessor hereunder on demand shall not have been paid within fourteen (14) days of making of demand therefor or if any other moneys payable by the Lessee m the Lessor shall not have been paid by the due date therefor;

FAILURE TO PERFORM COVENANTS

12.1.3 the Lessee neglects or fails to perform or observe any of the covenants, conditions or agreements contained in this Lease which on the part of the Lessee are or ought to be performed or observed;

FAILURE TO EFFECT REPAIRS

12.1.4 the Lessee neglects fails or refuses to perform the repairs properly required by any notice given by the Lessor under this Lease or in case any such repairs are not completed by the Lessee within the time therein specified;

ASSIGNMENT FOR BENEFIT OF CREDITORS

12.1.5 any assignment shall be made of the property of the Lessee for the benefit of creditors;

BANKRUPTCY LIQUIDATION OR RECEIVERSHIP

12.1.6 the Lessee being an individual shall be declared bankrupt or being a company shall enter into liquidation (whether voluntary, compulsory or provisional) or be wound-up or dissolved or enter into a scheme of arrangement for creditors or shall be placed under official management or a receiver and/or manager of any of its assets be appointed; or

EXECUTION AGAINST LESSEE

12.1.7 execution is levied against the Lessee and is not discharged within twenty-one (21) days then and in any of the said cases the Lessee shall be deemed to have made default. The Lessor may elect to treat any such default as a repudiation of this Lease by the Lessee.

FORFEITURE OF LEASE

12.2 If the Lessee shall have made default as aforesaid the Lessor may (after first giving prior notice where required by law) at its option:-

DETERMINATION BY RE-ENTRY

12.2.1 without any prior demand or notice re-enter into and take possession of the Premises or any part thereof in the name of the whole (by force if necessary) and eject the Lessee and all other persons therefrom and repossess and enjoy the same as of its first and former estate therein and thereupon the Lease shall be absolutely determined;

DETERMINATION BY NOTICE

12.2.2 by notice in writing to the Lessee determine this Lease and from the date of giving such notice this Lease shall be absolutely determined; or

CONVERSION TO MONTHLY TENANCY

12.2.3 by notice in writing to the Lessee elect to convert the unexpired portion of the term of this Lease into a tenancy from month to month in which event this Lease shall be determined as from the giving of such notice and thereafter until the tenancy is determined the Lessee shall hold the Premises from the Lessor as tenant from month to month.

LESSOR TO RECTIFY

12.3 The Lessor may but shall not be obliged to remedy at any time without notice any default by the Lessee under this Lease and whenever the Lessor so elects all reasonable costs and expenses incurred by the Lessor (including legal costs and expenses) in remedying a default shall constitute a liquidated debt and shall be paid by the Lessee to the Lessor on demand.

WAIVER

12.4.1 The Lessor's failure to take advantage of any default or breach of covenant on the part of the Lessee shall not be or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parries in the course of administering this Lease be construed to waive or to lessen the right of the Lessor to insist upon the performance by the Lessee of any term, covenant or condition hereof, or to exercise any rights given to the Lessor on account of any such default.

12.4.2 A waiver by the Lessor of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default.

12.4.3 The subsequent acceptance of rent under this Lease by the Lessor shall not be deemed to be a waiver of any preceding breach by the Lessee of any term, covenant or condition of this Lease, other than the failure of the Lessee to make the particular payment or payments of rental so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

REMOVAL BY LESSOR OF STOCK-IN-TRADE, FITTINGS AND FIXTURES

12.5 The Lessor may upon re-entry as aforesaid remove from the Premises any contents of every description including but without limiting the foregoing all plant equipment stock-in-trade and fittings and fixtures of the Lessee in or about the Premises and store the same in a public warehouse or elsewhere at the cost of and for the account of the Lessee or otherwise dispose of the same as the Lessor shall think fit without being deemed guilty of conversion or becoming liable for any loss or damage occasioned by such removal storage and/or disposal. Any costs incurred by the Lessor in or about such removal, storage and/or disposal shall be paid by the Lessee to the Lessor upon demand.

TENDER AFTER DETERMINATION

12.6 Any moneys tendered by the Lessee after the determination of this Lease in the manner described in Clauses 12.2.1 and 12.2.2 and accepted by the Lessor may be and (in the absence of any express election of the Lessor) shall be applied firstly on account of any rental and other moneys accrued due hereunder but unpaid at the date of determination and secondly on account of the Lessor's costs of re-entry.

INTEREST ON OVERDUE MONEYS

12.7 Without prejudice to the rights, powers and remedies of the Lessor otherwise under this Lease the Lessee will pay to the Lessor interest at the rate of fifteen per cent (15%) per annum, calculated on a day to day basis on any moneys due but unpaid by the Lessee to the Lessor on any account whatsoever pursuant to this Lease such interest to be computed (notwithstanding the provision of Clause 12.1.1) from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full.

POWER OF ATTORNEY

12.8 The Lessee hereby irrevocably makes, nominates, constitutes and appoints the Lessor and its nominee or nominees and their substitute or substitutes jointly and severally to be the true and lawful Attorney or Attorneys of the Lessee to act any time after the power to re-enter herein contained shall have become exercisable or shall have been exercised (a sufficient proof whereof shall be the statutory declaration of any officer of the Lessor duly authorized by the Lessor in that behalf) to execute and sign a transfer or a surrender of this Lease and to procure the same to be registered for this purpose to use the name of the Lessee and generally to do, execute and perform any act, matter or thing relative to the Premises as fully and effectually as the Lessee could do in and about the Premises AND the Lessee hereby covenants to ratify and confirm all and whatsoever the said Attorney or Attorneys shall lawfully do or cause to be done in or about the Premises.

DAMAGES FOR BREACH

12.9   The Lessee expressly acknowledges and agrees that:-

12.9.1 in the event that the Lessee's conduct (whether by acts or omissions) constitutes a repudiation of this Lease (or of the Lessee's obligations under this Lease) or constitutes a breach of any lease covenants the Lessee covenants to compensate the Lessor for any loss or damage suffered by reason of or arising from any such repudiation or breach;

12.9.2 the Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of covenant for the damage suffered by the Lessor for and/or during the entire term of this Lease;

12.9.3 the Lessor's entitlement to recover damages from the Lessee and/or any other person shall not be affected or limited by inter alia any of the following:-

       (a)    if the Lessee shall abandon or vacate the Premises;

       (b)    if the Lessor shall elect to re-enter or terminate the Lease;

       (c)    if the Lessor shall accept the Lessee's repudiation; and/or

       (d) if the parties' conduct (or that of any servant or agent thereof) shall constitute a surrender by operation of law.

12.10 The Lessor shall be entitled at any time in the Lessor's absolute discretion to institute legal proceedings claiming damages against the Lessee in respect of the entire lease term including the period before and after the abandonment termination repudiation acceptance of repudiation or surrender by operation of law referred to in the immediately preceding sub-paragraph(s) whether the proceedings are instituted either before or after such conduct.

12.11 In the event of the Lessee vacating the Premises whether with or without the Lessor's consent the Lessor shall take reasonable steps to mitigate its loss and to endeavor to re-lease the Premises at a reasonable rent and on reasonable terms. The Lessor's entitlement to damages shall be assessed on the basis that the Lessor has observed the obligation to mitigate damages. The lessor's conduct taken in pursuance of this duty to mitigate damages shall not of itself constitute acceptance of the Lessee's breach or repudiation or a surrender by operation of law.

12.12 Should the Lessor terminate this Lease following any breach of a fundamental/essential provision or otherwise then without prejudice to any other right or remedy of the Lessor herein contained or implied the Lessor shall be entitled to recover from the Lessee the difference between the aggregate of the Annual Rent and other rents and moneys payable by the Lessee hereunder for the unexpired residue of the term less any amount the Lessor is able to obtain or could in the Lessor's opinion reasonably be expected to obtain by observing the provisions of Clause 12.1 1.

PART 13 - DETERMINATION OF TERM

LESSEE TO YIELD UP

13.1 The Lessee shall at the expiration or sooner determination of the term hereof yield up the Premises in the order and condition described in Clause 6.1 hereof.

LESSEE'S OBLIGATIONS TO REMOVE FITTINGS

13.2 The Lessee shall unless the Lessor otherwise agrees in writing during the last fourteen (14) days of the term hereof remove from the Premises all fixtures fittings floor coverings signs and notices which have been erected or installed by or on behalf of the Lessee during or prior to the term hereof or acquired with the consent of the Lessor from any previous tenant of the Premises (other than fixtures the cost of which have been paid or subsidised by the Lessor or its predecessors in title) provided that such removal can be effected without causing any substantial damage to the Premises or the Building and provided further that the Lessee shall make good any damage whatsoever caused to the Premises or Building by such removal.

FITTINGS NOT REMOVED

13.3 If the Lessee shall not have removed the said fixtures, fittings, floor coverings, signs and notices referred to in the preceding clause by the Date of Termination then the Lessor may at its option itself cause any such fixtures, fittings, floor coverings, signs and notices to be removed and to be stored in a public warehouse or elsewhere at the risk of the Lessee or otherwise disposed of in such manner as the Lessor shall think fit and any damage to the Premises or the Building in such removal to be made good and may recover any costs of such removal storage and making good from the Lessee as a liquidated debt payable on demand.

REMOVAL OF STOCK-IN-TRADE

13.4 The Lessee shall remove from the Premises all stock-in-trade and other movable chattels prior to the expiration of the term hereof except that if the Lease is determined prior to the date of Termination the Lessor shall if requested so to do by the Lessee allow the Lessee its servants and contractors access to the Premises during any one of the three days (excluding Saturdays, Sundays and public holidays) next following the date of determination between the hours of 9.00am and 5.00pm for the purpose of removing any such stock-in-trade or chattels from the

Premises. If the Lessee shall fail to remove any such stock-in-trade or chattels as mentioned in this clause the Lessor may at its option:-

13.4.1 cause any such stock-in-trade or chattels to be removed and stored in a public warehouse or elsewhere at the risk and at the cost of the Lessee; or

13.4.2 treat any such stock-in-trade or chattels as if the Lessee had abandoned its interest therein and deal with the same in such manner as the Lessor shall think fit.

The Lessee shall indemnify and hold indemnified the Lessor in respect of any damage done to the Premises or to the Building in or about the removal of such stock-in-trade or chattels and also in respect of any costs incurred by the Lessor in the removal and storage thereof as aforesaid and also in respect of all claims demands actions costs judgments and expenses which the Lessor may suffer or incur at the suit of any person (other than the Lessee) claiming an interest in such stock-in-trade or chattels by reason of the Lessor acting in any manner abovementioned.

ANTECEDENT BREACHES

13.5 The determination of this Lease shall not prejudice or affect any rights or remedies of the Lessor against the Lessee on account of any antecedent breach by the Lessee of any terms, covenants and restrictions on the part of the Lessee hereunder.

PART 14 - MISCELLANEOUS

EXECUTION OF LESSOR'S NOTICE

14.1 Any notice or other document or writing served or given by the Lessor hereunder shall be valid and effectual if signed by the manager of properties or secretary or attorney(s) or solicitors for the time being of the Lessor or any other person or persons nominated from time to time by the Lessor.

SERVICE OF NOTICE ON LESSOR

14.2 Any notice required to be served on the Lessor hereunder shall be served personally or by sending the same prepaid security post addressed to the Lessor at the address of the Lessor herein set forth or at such address as the Lessor shall from time to time by notice in writing to the Lessee nominate.

SERVICE OF NOTICE ON LESSEE

14.3 Any notice required to be served or which the Lessor may elect to serve on the Lessee shall be sufficiently served if served personally or by sending the same by prepaid security post addressed to the Lessee at Level 4, 75 Grafton Street Bondi Junction or at such address as the Lessee shall from time to time by notice in writing to the Lessor nominate.

TIME OF SERVICE

14.4 Any notice sent by post shall be deemed to be served at the time when it would be delivered in the ordinary course of post.

LESSEE TO PAY COSTS AND DISBURSEMENTS

14.5 The Lessee will pay all stamp duty (including penalties and fines other than penalties and fines due to the default of the Lessor) and all the Lessor's reasonable legal and other costs charges and expenses of and incidental to the preparation completion stamping and registration of this Lease and any certified copy thereof required by the Lessor and of any consent required hereunder whether by the Lessor's Mortgagee or otherwise and of any subletting and of any surrender or termination of this Lease otherwise than by effluxion of time and in case of default by the Lessee in observing or performing any covenants in this Lease contained or implied the Lessee shall pay to the Lessor all legal and other costs charges and expenses for which the Lessor shall become liable or which the Lessor shall suffer or incur in consequence of or in connection with such default.

PART 15 - ANNUAL RENT

DEFINITIONS

15.1   For the purposes of this Lease:-

15.1.1 "ANNUAL RENT" shall mean the amount specified in Item 10 of the Reference Schedule as varied from time to time in accordance with the provisions of this Lease;

15.1.2 "CONSUMER PRICE INDEX ADJUSTMENT DATE" means each end every date referred to in Item 11 of the Reference Schedule;

15.1.3 "CURRENT CPI" means the Consumer Price Index for All Groups (Sydney) as last published by the Australian Statistician prior to the relevant Consumer Price Index Adjustment Date;

15.1.4 "PREVIOUS CPI" means the Consumer Price Index for All Groups (Sydney) as last published by the Australian Statistician prior to the date being twelve (12) months prior to the Consumer Price Index Adjustment Date then relevant for the purpose of adjustment of the Annual Rent pursuant to Clause 15.3; and

15.1.5 "FIXED INCREASE ADJUSTMENT DATE" means each and every date referred to in
       Item 12 of the Reference Schedule.

PAYMENT OF ANNUAL RENT

15.2 The Lessee shall pay to the Lessor without demand and without any deduction or right of set-off whatever the Annual Rent hereby reserved by equal monthly instalments in advance on the first day of each month (and proportionately for any part of a month) the first instalment to be paid on the Date of Commencement. All such instalments shall be paid to the Management Office at the Building or as otherwise directed from time to time by the Lessor.

CONSUMER PRICE INDEX ADJUSTMENT

15.3 At each Consumer Price Index Adjustment Date the Annual Rent shall be adjusted and the Annual Rent payable hereunder for the ensuing year shall be the greater of:-

(a) the Annual Rent payable immediately prior to the relevant Consumer Price Index Adjustment Date multiplied by the Current CPI and divided by the Previous CPI; and

(b) the Annual Rent payable immediately prior to the relevant Consumer Price Index Adjustment Date multiplied by 104 and divided by 100.

REPLACEMENT PRICE INDEX

15.4 Should the Price Index referred to in Item 12 of the Reference Schedule be discontinued or abolished then the Price Index substituted therefor by the Australian Statistician shall be used for the calculations hereinbefore referred to and if no Price Index shall be substituted therefor by the Australian Statistician then such index or indices shall be used as in the opinion of the Chief Accountant or other similar responsible officer of Westpac Banking Corporation (or such other bank as the Lessor may nominate from time to time) will most accurately reflect the changes in the prevailing levels of prices that the discontinued or abolished Price Index previously catered for.

FIXED INCREASE ADJUSTMENT

15.5 At each Fixed Increase Adjustment Date the Annual Rent shall be increased to the amount specified adjacent to that date in Item 12 of the Reference Schedule or by a percentage of the Annual Rent if a percentage is specified therein.

PART 16 - SECURITY DEPOSIT/BANK GUARANTEE

16.1   The Lessee hereby covenants with the Lessor as follows:-

16.1.1 On the signing of this Lease the Lessee shall pay to the Lessor the amount referred to in Item 13 of the Reference Schedule as a security deposit for the due observance and performance by the Lessee of all the covenants and provisions herein contained on the part of the Lessee to be observed or performed.

16.1.2 If at any time the Lessee fails to duly observe or perform any of the covenants and provisions contained herein on the part of the Lessee to be observed or performed the Lessor may in its discretion at any time appropriate to itself absolutely all or any part of the security deposit as may be necessary in the reasonable opinion of the Lessor to compensate the Lessor for all loss or damage suffered or which may be suffered by the Lessor by reason of such failure. Any such appropriation by the Lessor shall not constitute a waiver of such failure and shall not prejudice any other remedy or right of the Lessor in respect of such failure.

16.1.3 If the security deposit or any part thereof is appropriated by the Lessor as aforesaid and this lease remains on foot the Lessee shall upon demand by the Lessor pay to the Lessor the amount so appropriated so that the security deposit is maintained during the term of this lease at the amount referred to in Item 13 of the Reference Schedule.

16.1.4 In the event that the Lessor's interest in the Premises is assigned or transferred the Lessor shall pay the security deposit less all sums appropriated by it in accordance with this clause to any such assignee or transferee and thereupon the Lessor shall be discharged from all liability to the Lessee or any other person in respect of the security deposit.

16.2 The Lessor hereby covenants with the Lessee that within twenty-one days of the Lessor receiving the written request of the Lessee made after the termination of this lease, the Lessor shall pay to the Lessee or its assigns so much of the security deposit as has not been appropriated by the Lessor in accordance with this clause.

16.3 After each review of the Annual Rent upon the demand of the Lessor the Lessee shall pay to the Lessor such amount as may be necessary to increase the security deposit to the same proportion that it bore to the Annual Rent prior to such review.

16.4   The Lessee's obligation to pay the security deposit referred to in this
Part 16 may be satisfied by the Lessee delivering to the Lessor a written guarantee in favor of the Lessor issued by a trading bank approved by the Lessor for the amount referred to in Item 13 of the Reference Schedule and after each adjustment or review of the Annual Rent or in the event of the appropriation of all or part of the monies secured by such guarantee the Lessee will provide a replacement Bank Guarantee for such amount as represents the same proportion of the Annual Rent as the amount specified in Item 13 of the Reference Schedule bears to the Annual Rent specified in Item 10 of the Reference Schedule.

16.5 The Guarantee referred to in Clause 16.4 ("the Bank Guarantee") shall be irrevocable and shall remain in full force and effect until the obligations of the Lessee have been fully satisfied and if the Lessee shall at any time fail to duly observe or perform any of the covenants and provisions contained herein the Lessor may at its absolute discretion at any time appropriate to itself absolutely all or any part of the monies secured by the Bank Guarantee as may be necessary in the reasonable opinion of the Lessor to compensate the Lessor for such loss or damage but such appropriation shall not constitute a waiver of such failure and shall not prejudice any other remedy or right of the Lessor in respect thereof.

PART 17 - GUARANTEE AND INDEMNITY

17.1 The Guarantor hereby guarantees to the Lessor the due payment of all moneys hereby covenanted or agreed by the Lessee to be paid and the due performance, observance and fulfillment by the Lessee of all the covenants, terms, provisions and conditions herein contained or implied and on the part of the Lessee to be performed observed and fulfilled.

17.2 The Guarantor hereby indemnifies the Lessor and agrees at all times, hereafter to keep the Lessor indemnified from and against all damages and all claims costs losses expenses or obligations direct or indirect which the Lessor may suffer or incur consequent upon or arising directly or indirectly out of any breach or non-observance by the Lessee of any of the covenants terms provisions or conditions contained or implied in this Lease or any extension or renewal thereof and on the part of the Lessee to be performed observed or fulfilled.

17.3 Without limiting the generality of any other provision of this Lease the rights remedies and recourse of the Lessor pursuant to this Part 17 shall not in any way be prejudiced or affected and shall remain fully enforceable and the liability of the Guarantor hereunder shall not be abrogated prejudiced limited or affected notwithstanding any one or more or all of the following circumstances :-

17.3.1 the granting of any time, credit, forbearance, indulgence or concession at any time by the Lessor to the Lessee or any Guarantor;

17.3.2 any absolute or partial release of the Lessee or any one or more Guarantor or any compromise with the Lessee or any one or more Guarantor;

17.3.3 any variation of the provision of this Lease or any extension or renewal thereof and any extension or renewal or holding over of the term or other continued occupation of the Premises by the Lessee;

17.3.4 any composition, compromise, release, discharge, arrangement, abandonment, waiver, variation, relinquishment or renewal of any security or right by the Lessor;

17.3.5 any assignment or sub-lease of the Premises or any part thereof;

17.3.6 any determination of the Lease (whether by effluxion of time re-entry forfeiture surrender or otherwise);

17.3.7 the fact that the several rentals and other moneys hereby reserved or any part thereof may not be recoverable or may cease to be recoverable or may never have been recoverable or that any transaction affecting in any way the several rentals and such other moneys or the obligations contained in or secured by this Lease is void, voidable or unenforceable in whole or in part whether initially or otherwise;

17.3.8 any failure or agreement not to sue, exchange or modification made or any other dealing act or omission (whether constituting a waiver election estoppel or otherwise) by the Lessor with respect to any judgment, order for payment of moneys, specialty, instrument negotiable or otherwise, or other security whatsoever recovered held or enforceable by the Lessor or with respect to any obligation or liability whatsoever in respect of all or any of the several rentals and other moneys hereby reserved or the obligations contained in this Lease;

17.3.9 the death, disability, bankruptcy, infancy, deed of arrangement assignment or composition for the benefit of creditors, winding-up, schemes of arrangement reduction of capital, capital reconstruction, or the appointment of a receiver and manager (whether by the court or under the powers contained in any instrument) or official management of the Lessee or any Guarantor or notice of any of the preceding circumstances;

17.3.10 the fact that one or more of the persons named herein as a Guarantor may never execute this Lease as Guarantor or that the execution of this Lease by any one or more of such Guarantor (other than the person sought to be made liable hereunder) is or may become unenforceable, void or voidable;

17.3.11 any exercise or purported exercise by the Lessor of its right of re-entry

AND EACH of the above circumstances shall be construed separately and independently and so as not to limited the meaning or any other listed circumstance and shall not be limited by the provisions of any other clause.

17.4 This Guarantee and Indemnity shall be irrevocable and continuing and shall extend to cover all obligations of the Lessee to the Lessor howsoever arising and it shall continue and remain in full force and effect until the due performance observance and fulfillment by the Lessee of all the covenants terms provisions and conditions on the part of the Lessee to be performed observed and fulfilled in accordance with the terms hereof.

17.5 Neither the Guarantor's liability nor the Lessor's rights under this Guarantee and Indemnity or otherwise shall be prejudiced or discharged by any act or omission or any event or securities of any description which might otherwise have the effect (whether at law in equity or under statute) of prejudicing or discharging the liability of the Guarantor hereunder either as a guarantor or principal debtor or as an indemnifier.

17.6 The Guarantor further agrees that any payment made to the Lessor and later avoided by any statutory provision shall be deemed not to have discharged the Guarantor's liability and in any such event the Lessor, the Lessee and the Guarantor shall be restored to the rights which each respectively would have had if the payment had not been made.

17.7 The Guarantor hereby agrees to indemnify and keep indemnified the Lessor against all losses claims costs expenses damages or obligations direct or indirect sustained or incurred by the Lessor consequent upon any disclaimer of this Lease by a liquidator of the Lessee for the residue of the term which Would have remained if there had been no disclaimer.

17.8 The Guarantor shall not prove or claim in any such liquidation composition arrangement or assignment or in respect of such appointment until the Lessor has received one hundred cents in the dollar in respect of the moneys due, owing or payable by the Lessee to the Lessor and the Guarantor shall hold in trust for the Lessor such proof and claim and any dividend received thereon.

17.9 In the event that the Lease is transferred or assigned to any person or persons the benefit of this Guarantee and Indemnity shall extend to the transferee or assignee AND the benefit of this Guarantee and Indemnity shall continue to enure concurrently for the benefit of the Lessor notwithstanding any such transfer or assignment.

17.10 Where used herein "Guarantor" shall mean the party or parties referred to in Item 4 of the Reference Schedule and if more than one jointly and severally.

PART 18 - OPTION FOR RENEWAL

GRANT OF OPTION

18.1 If the Lessee shall desire to take a renewed Lease of the Premises for the further term of years set out in Item 14 of the Reference Schedule commencing from the expiration of the Lease and shall give to the Lessor not less than three (3) months nor more than six (6) months previous notice in writing thereof and shall during the term duly and punctually pay the Annual Rent and all other monies reserved by the Lease at the times hereinbefore appointed for payment thereof and shall duly observe and perform the covenants and agreements by and on the part of the Lessee expressed or implied in the Lease up to the expiration of the term of the Lease the Lessor shall at the cost and expense of the Lessee grant to the Lessee a renewed Lease for the further term of years so specified upon the same terms and conditions as are herein contained but excluding this entire Part 18 and subject to the variations set out in Clauses 18.2 and 18.3 hereof.

ANNUAL RENT FOR RENEWED TERM

18.2   The Annual Rent for the renewed term shall be determined as follows:-

18.2.1 The Annual Rent shall be the amount determined by agreement between the Lessor and the Lessee as being the current market rent of the Premises based on a lease comprising all of the conditions herein contained (except as to rent payable) made between willing parties and taking no account of the value of any goodwill attributable to the Lessee's occupation of the Premises or the value of the Lessee's fixtures and fittings.

18.2.2 For the purpose of this Part 18 of the Lease the current market rent shall mean the rent that, having regard to the terms and conditions of this Lease and such other matters as are relevant to the assessment of current market rent, would be reasonably expected to be paid for the Premises if the Premises were unoccupied and offered for renting for the use permitted by this Lease.

18.2.3 If the Lessor and the Lessee are unable to agree on the current market rent within twenty-one (21) days after the Lessor receives the Lessee's notice exercising the option such rent shall be determined by valuation carried out by a person appointed by agreement between the Lessor and the Lessee or, failing agreement, appointed by the person for the time being holding or acting in the office of President of the Australian Institute of Valuers and Land Economists (NSW Division) Inc. and such valuation shall include detailed reasons for the Valuer's determination and the matters taken into account in making such determination.

18.2.4 For the purposes of Clause 18.2.4 if the said Institute has ceased to exist then there shall be substituted therefor a reference to the body or association as then serves substantially the same objects and purposes as the said Institute.

18.2.5 All costs of the valuation obtained pursuant to Clause 18.2.3 shall be borne by the Lessor and the Lessee in equal shares unless such valuation is equal to or greater than the rent last nominated by the Lessor prior to the appointment of the valuer in which event all costs of the valuation shall be borne by the Lessee.

18.2.6 Notwithstanding the foregoing provisions the Annual Rent shall not be less than the Annual Rent payable hereunder at the Date of Termination of this Lease.

OTHER VARIATIONS FOR RENEWED LEASE

18.3 The renewed Lease shall contain the following variation to the terms of this Lease:-

18.3.1 The Term of the renewed Lease shall be the term set out in Item 14 of the Reference Schedule.

18.3.2 The Date of Commencement shall be the date after the date of termination of this Lease.

18.3.3 The Date of Termination shall be the appropriate date of termination having regard to the Date of Commencement and the Term.

18.3.4 The Consumer Price Index Adjustment Dates shall be those dates specified in Item 15 of the Reference Schedule.

EARLY DETERMINATION OF RENT

18.4   At any time which is not more than six (6) months but not less than three
(3) months before the last day on which the option to renew may be exercised and provided that the Lessor and the Lessee have not already agreed on the current market rent the Lessee may by notice in writing to the Lessor request a determination of the current market rent in which event the following procedures shall apply:-

18.4.1 The amount of the current market rent shall be determined (as at the date of the request) in accordance with the provisions of Clause 18.1 and the period within which the Lessee must exercise the option to renew shall be varied so that the last day on which the option may be exercised is twenty-one (21) days after the Lessee receives written notification of the determination made pursuant to this sub-clause or the last day of the term of this Lease, whichever is the earlier.

18.4.2 The amount of rent determined pursuant to Clause 18.4.1 shall be the current market rent for the purposes of the exercise of the option notwithstanding that it may be a determination of the current market rent as at some earlier date.

18.4.3 All costs of the valuation obtained pursuant to Clause 18.4.1 shall be borne by the Lessor and the Lessee in equal shares.

PART 19 - COVENANTS TO BE ESSENTIAL

19.1 Without limiting the generality of any of the other provisions contained in this Lease the covenants by the Lessee as to the payment of rent herein contained are essential terms of this Lease and the breach or non-observance of any of which terms constitute and shall be deemed to constitute a fundamental breach of the provisions of this Lease on the Lessee's part. Should the Lessor terminate this Lease following any such fundamental breach then without prejudice to any other right or remedy of the Lessor herein contained or implied it is expressly agreed and declared that the Lessor shall be entitled to recover from the Lessee as and by way of liquidated damages for such breach the aggregate of the several rentals rates taxes and outgoings and other moneys which would have been payable by the Lessee under this Lease had this Lease continued until the date of expiration of the term of this Lease less the rent or other income, if any, received by the Lessor from the Premises in respect of the period from the date of such termination and such expiration date. The Lessor's rights hereunder shall include the right to recover damages incurred by the Lessor either before or at any time after the breach resulting from the breach of the Lessee of a fundamental or essential term of this Lease. In assessing and calculating the quantum of damages to which the Lessor may be entitled under this provision such damages shall include in addition to all other moneys which the Lessor might become entitled to receive:-

(i) all costs and expenses incurred in the recovery or attempted recovery of rent or of possession of the Premises;

(ii) all costs and expenses incurred in the reletting or attempted re-letting of or in preparing the Premises for re-letting including advertising expenses, agents commission, expenses in cleaning and tidying, removing property or rubbish or restoring the Premises to the state and condition in which the same are by the terms of this Lease required to be delivered up at the expiration or sooner determination of the term hereby granted; and

(iii) loss of the benefits and bargain which, but for the breach by the Lessee of this Lease and the repudiation thereby accompanied, the due performance of this Lease until the expiration of the term hereby granted would otherwise have conferred upon the Lessor.

Except where repugnant to or excluded by the context reference to "rent" in this clause shall mean and include not only the rent and additional rent(s) (if any) hereby reserved but also interest which may become payable by virtue of a default or breach by the Lessee hereunder and all moneys which under any other provision of this Lease shall become payable to the Lessor whether on account of rates taxes and outgoings or otherwise relating to the Premises so that failure on the part of the Lessee to properly pay any such moneys shall be deemed to constitutes a fundamental breach by the Lessee of this Lease to which the provisions of this clause shall apply.

We certify this dealing correct for the purposes of the Real Property Act, 1900.

                                                   DATE OF EXECUTION 12 JAN 1998

THE COMMON SEAL of CAPITAL                           )
CREDIT COMPANY PTY. LIMITED                          )
was hereunto affixed by authority of the             )
Board of Directors in the presence of:               )


THE COMMON SEAL of WINMOR                            )
PTY. LIMITED was hereunto affixed by                 )
authority of the Board of Directors in the           )
the presence of:                                     )

THE COMMON SEAL of BRILLIANT                         )
INTERACTIVE IDEAS PTY LTD was                        )
hereunto affixed by authority of the Board           )
Board of Directors in the presence of:               )






-------------------          -------------------
     Secretary                     Director

                                CONSENT TO LEASE

LEASE between Capital Credit Pty. Limited A.C.N. 000 574 407 and Winmor Pty. Limited (ACN 000 734 912) (the LESSOR) and BRILLIANT Interactive Ideas Pry Ltd (the LESSEE) of premises at Level 2, 1 Transvaal Avenue, Double Bay (the PREMISES)

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
(ACN 005 357 522) of Level 2, 100 Queen Street, Melbourne (the BANK)

the proprietor of Mortgage Nos. Q696636 and T756183 over the land described in Certificate of Title Folio Identifier 1/580401 at the request of the parties to the subject Lease CONSENTS to the granting of the Lease (including any further term validly resulting from the exercise of any option to renew the Lease) and all other provisions of the Lease subject to these provisions:-

- This consent is without prejudice to the right of the Bank to exercise its right under its Mortgages subject to the rights of the Lessee under the Lease.

- When the Bank exercises its rights under its Mortgages, it has all the rights of the Lessor under the Lease:-

       - to enforce observance of all covenants in the Lease relating to the use and occupation of the Premises;

       - to exercise all rights, powers, privileges, remedies and authorities of the Lessor (including all right of re-entry and all incidental powers); and

       - to do all acts and grant all consents and licences to the same extent as if those covenants, provisions, rights, powers, privileges and authorities were given to the Bank.

- If the Bank exercises its rights under its Mortgages and gives a written notice to the Lessee to pay the rent to it, the Lessee must pay all future rents and other monies payable under the Lease to the Bank, who may demand and sue for them if not paid. Upon receipt of that notice, the Lease is then deemed to be executed by the Lessee and the Bank.

- All rights, powers and remedies of the Lessor under the Lease are not capable of being enforced by the Lessor without the consent in writing of the Bank until that notice is withdrawn or the Mortgages are discharged. Until then the Bank will have the same rights and remedies as the Lessor by virtue of the Lease, but if the Lessee has any legal or equitable rights of set-off against the Lessor, the Lessee cannot enforce them against the Bank.

- Subject to the Lessee's right of quiet enjoyment of the Premises, the Bank will not be liable to observe or perform any of the obligations of the Lessor under the Lease unless it becomes Mortgagee in possession.

-      The Lessor and the Lessee must not:-

       - agree to assign or mortgage the Lease, or sublet all or any part of the Premises, or change the use of the Premises; or

       - vary the terms and conditions of the Lease or any renewal of it without the written consent of the Bank, which it will not withhold unreasonably.

- If the Lessee does not observe the terms and conditions of this consent, then the Bank's consent to the granting of the Lease, may at the option of the Bank, become void if the rights of the Bank as Mortgagee can be enforced without reference to the Lease.

Any statutory form of consent by the Bank is given without prejudice to these conditions.

THE BANK AGREES that while the Lessee is not in default under the Lease it will not interfere with the Lessee's use or occupation of the Premises even though the Lessor is in default under the Mortgage.

THE LESSOR AND THE LESSEE accept these conditions.

DATED this 13th day of February   1998

EXECUTED IN MY PRESENCE BY           }    AUSTRALIA AND NEW ZEALAND
   Michael Wayne Coulter             }    BANKING GROUP LIMITED
As Attorney of                       }    By its Attorney
AUSTRALIA AND NEW ZEALAND BANKING    }
GROUP LIMITED he being               }    And I, the said Attorney, state
personally known to me               }    that I have not received any Notices
                                     }    of the Revocation of the Power of
                                     }    Attorney Registered No. 878 Book 4001
                                     }    under the authority of which I have
Signature of Witness                 }    just executed this document.
                                     }
                                     }    Manager Securities [omitted] for the
Name of Witness (Block Letters)      }    time being of the Australia and New
                                          Zealand Banking Group Limited for
                                          New South Wales.


(Execution by the         THE COMMON SEAL of CAPITAL CREDIT COMPANY PTY.
Lessor)                   LIMITED was hereunto affixed in accordance with its
                          Articles of Association by authority of a resolution of its Board of Directors in the presence of:

DIRECTOR:

DIRECTOR:

[omitted]


(Execution by the         THE COMMON SEAL of WINMOR PTY. LIMITED was hereunto
Lessor)                   affixed in accordance with its Articles of Association
                          by authority of a resolution of its Board of Directors in the presence of:

DIRECTOR:

SECRETARY:

(Execution by the         THE COMMON SEAL of BRILLIANT INTERACTIVE IDEAS PTY
Lessor)                   LTD was hereunto affixed in accordance with its
                          Articles of Association by authority of a resolution of its Board of Directors in the presence of:


DIRECTOR:

SECRETARY:

MORTGAGEE'S CONSENT



Carmor Pry. Limited (ACN 000 172 716) as Mortgagee under Mortgage Registered No. Y916051 hereby consents to the within Lease.

THE COMMON SEAL of CARMOR                            )
PTY. LIMITED was hereunto affixed                    )
by authority of the Board of Directors               )
in the presence of:                                  )

---------------------               ---------------------
      Secretary                            Director


CAVEATOR'S CONSENT


Carmor Pty. Limited (ACN 000 172 716) as Caveator under Caveat Registered No. E922903 hereby consents to the within Lease.

THE COMMON SEAL of CARMOR                            )
PTY. LIMITED was hereunto affixed                    )
by authority of the Board of Directors               )
in the presence of:                                  )

---------------------               ---------------------
      Secretary                            Director